UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 20, 2011
The Goodyear Tire & Rubber Company
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1144 East Market Street, Akron, Ohio	44316-0001

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 330-796-2121
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 20, 2011, The Goodyear Tire & Rubber Company (the “Company”) and its majority owned subsidiary, Goodyear Dunlop Tires Europe B.V. (“GDTE”), amended and restated our European revolving credit facility (the “Amended European Credit Facility”). Significant changes to the Amended European Credit Facility include the extension of the maturity to 2016, the reduction of the available commitments thereunder from €505 million to €400 million and a decrease of the commitment fee by 12.5 basis points to 50 basis points. Loans will bear interest at LIBOR plus 250 basis points for loans denominated in U.S. dollars or pounds sterling and EURIBOR plus 250 basis points for loans denominated in euros.
The Amended European Credit Facility consists of (i) a €100 million tranche (the “German Tranche”) that is available only to Goodyear Dunlop Tires Germany GmbH (“GDTG”) and (ii) a €300 million tranche (the “All-Borrower Tranche”) that is available to GDTE, GDTG and certain of GDTE’s other subsidiaries. Up to €50 million in letters of credit are available for issuance under the All-Borrower Tranche.
GDTE and certain of its subsidiaries in the United Kingdom, Luxembourg, France and Germany provide guarantees to support the Amended European Credit Facility. GDTE’s obligations under the Amended European Credit Facility and the obligations of its subsidiaries under the related guarantees are secured by security interests in collateral that includes, subject to certain exceptions:
•	the capital stock of the principal subsidiaries of GDTE; and

•	a substantial portion of the tangible and intangible assets of GDTE and GDTE’s subsidiaries in the United Kingdom, Luxembourg, France and Germany, including certain accounts receivable, inventory, real property, equipment, contract rights and cash accounts, but excluding certain accounts receivable and cash accounts in subsidiaries that are or may become parties to securitization programs.
The German guarantors secure the German Tranche on a first-lien basis and the All-Borrower Tranche on a second-lien basis. GDTE and its other subsidiaries that provide guarantees secure the All-Borrower Tranche on a first-lien basis and do not provide collateral support for the German Tranche. The Company and its U.S. and Canadian subsidiaries that guarantee our U.S. senior secured credit facilities also provide unsecured guarantees in support of the Amended European Credit Facility.
The Amended European Credit Facility contains covenants similar to those in the Company’s first lien credit facility, with additional limitations applicable to GDTE and its subsidiaries. These covenants limit, among other things, the ability of the Company and certain of its subsidiaries, including GDTE, to incur additional debt or issue redeemable preferred stock, pay dividends or make certain other restricted payments or investments, incur liens, sell assets, incur restrictions on the ability of the Company’s subsidiaries to pay dividends to the Company, enter into affiliate transactions, engage in sale and leaseback transactions, and consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets. These covenants are subject to significant exceptions and qualifications. In addition, under the facility, GDTE’s ratio of Consolidated Net J.V. Indebtedness to Consolidated European J.V. EBITDA for a period of four consecutive fiscal quarters is not permitted to be greater than 3.0 to 1.0 at the end of any fiscal quarter. “Consolidated Net J.V. Indebtedness” and “Consolidated European J.V. EBITDA” have the meanings given them in the Amended European Credit Facility.
The Amended European Credit Facility has customary representations and warranties including, as a condition to borrowing, that all such representations and warranties are true and correct, in all material respects, on the date of the borrowing, including representations as to no material adverse change in our financial condition since December 31, 2010.
The Amended European Credit Facility contains customary events of default, including cross-defaults to material indebtedness of the Company and its subsidiaries. The lenders may declare any outstanding obligations under the Amended European Credit Facility immediately due and payable upon the occurrence, and during the continuance of, an event of default. In addition, the amount of any outstanding obligations under the Amended European Credit Facility will be immediately due and payable in the event that the Company or certain of its subsidiaries become the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law.
J.P. Morgan Europe Limited is the administrative agent, JPMorgan Chase Bank, N.A. is the collateral agent and J.P. Morgan PLC and BNP Paribas were the joint bookrunners and mandated lead arrangers for the Amended European Credit Facility. Certain of the agents, arrangers and lenders under the Amended European Credit Facility have from time to time performed, and may in the future perform, financial advisory and investment banking services for us and our affiliates, including JPMorgan Chase Bank, N.A., which is the administrative agent under our amended and restated first lien and second lien credit facilities. In addition, affiliates of JPMorgan Chase Bank, N.A. and certain of the other agents, arrangers and lenders under the Amended European Credit Facility were the initial purchasers in GDTE’s offering of notes described below in Item 8.01.
A news release dated April 20, 2011 announcing the completion of the Amended European Credit Facility and the closing of GDTE’s offering of notes described below in Item 8.01 is attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Please refer to Item 1.01 for a description of the Amended European Credit Facility, which is responsive to this Item 2.03.
Item 8.01. Other Events.
On April 15, 2011, the Company and GDTE entered into a purchase agreement with J.P. Morgan Securities Ltd., as representative of the several initial purchasers named therein, for the issuance and sale by GDTE of €250 million in aggregate principal amount of its 6 3/4% Senior Notes due 2019 (the “Notes”). The Notes are guaranteed by the Company and its U.S. and Canadian subsidiaries that also guarantee our senior secured credit facilities (the “Subsidiary Guarantors”). The Notes were offered in a private placement under Rule 144A and Regulation S under the Securities Act of 1933 (the “Securities Act”). The offering and sale of the Notes were not registered under the Securities Act, and the Notes may not be reoffered or resold in the United States absent registration or an applicable exemption from registration requirements. The Notes have been approved for listing on the Luxembourg Stock Exchange.
The Notes were issued on April 20, 2011 pursuant to the Indenture, dated as of April 20, 2011 (the “Indenture”), among GDTE, the Company, the Subsidiary Guarantors and Deutsche Trustee Company Limited, as trustee (the “Trustee”), Deutsche Bank Luxembourg S.A., as registrar, Deutsche Bank AG, London Branch, as principal paying agent and transfer agent, and The Bank of New York Mellon (Luxembourg), S.A., as Luxembourg paying agent and transfer agent. The Notes are unsecured senior obligations of GDTE and rank equally with all of GDTE’s other unsecured senior indebtedness. The guarantees are the unsecured senior obligations of the Company and the Subsidiary Guarantors and rank equally with all of their respective other unsecured senior indebtedness. Certain of the Company’s subsidiaries that do not currently guarantee the Notes will be required to guarantee the Notes in the future in the event they guarantee certain specified capital markets indebtedness of GDTE.
Interest is payable on the Notes on April 15 and October 15 of each year, beginning on October 15, 2011. The Notes will mature on April 15, 2019. GDTE may redeem the Notes, in whole or in part, at any time on or after April 15, 2015 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest to the redemption date. Prior to April 15, 2015, GDTE may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount plus a make-whole premium set forth in the Indenture, plus accrued and unpaid interest to the redemption date. In addition, prior to April 15, 2014, GDTE may redeem up to 35% of the Notes from the net cash proceeds of certain equity offerings at the redemption price set forth in the Indenture, plus accrued and unpaid interest to the redemption date. In the event of a change in control, GDTE is required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.
The terms of the Indenture, among other things, limit the ability of the Company and certain of its subsidiaries, including GDTE, to incur additional debt or issue redeemable preferred stock, pay dividends or make certain other restricted payments or investments, incur liens, sell assets, incur restrictions on the ability of the Company’s subsidiaries to pay dividends to the Company, enter into affiliate transactions, engage in sale and leaseback transactions, and consolidate, merge, sell or otherwise dispose of all or substantially all of their assets. These covenants are subject to significant exceptions and qualifications. For example, if the Notes are assigned an investment grade rating by Moody’s and Standard & Poor’s and no default has occurred or is continuing, certain covenants will be suspended.
The Indenture provides for customary events of default, including cross-defaults to material indebtedness of the Company and its subsidiaries and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all of the Notes to be immediately due and payable.
A news release dated April 20, 2011 announcing the completion of the Amended European Credit Facility and the closing of the offering of the Notes is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	News Release, dated April 20, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY
Dated: April 21, 2011	By:	/s/ Darren R. Wells
Darren R. Wells Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	News Release, dated April 20, 2011

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